                             CSW International, Inc.
                         Investments in Project Parents
                               September 30, 1996
                                   (thousands)


                                Project                      Wholly Owned
      Facility                  Parent                       Subsidiary Of                   Description           Investment
---------------------- ----------------------------- -------------------------------  --------------------------  -------------
SEEBOARD plc           CSW International, Inc.       Central and South West Corp.     Additional Paid-in-Capital     $829,000

SEEBOARD plc           CSW International Two, Inc.   CSW International, Inc.          Additional Paid-in-Capital      829,000

SEEBOARD plc           CSW International Three, Inc. CSW International, Inc.          Not Applicable                        0

SEEBOARD plc           CSW UK Investments            CSW International Two, Inc. and  AdditionalaPaid-in-Capital      829,000
                                                     CSW International Three, Inc.

SEEBOARD plc           CSW (UK) plc                  CSW UK Investments               Additional Paid-in-Capital      829,000

Enerteck, S.A. de C.V. CSW International, Inc.       Central and South West Corp.     Construction Loan                14,188